Exhibit 99


            ALL AMERICAN SEMICONDUCTOR REPORTS THIRD QUARTER RESULTS
                 1% Year Over Year Quarterly Sales Increase and
             12% Year Over Year Sales Increase For First Nine Months


Miami, FL - November 14, 2006 -- All American Semiconductor, Inc.
(NASDAQ-GM:SEMI), a leading distributor of electronic components, today announced its results for the third quarter of 2006.

Net sales for the quarter ended September 30, 2006 were $114.8 million, up from net sales of $113.3 million for the same period of 2005. Income from operations was $994,000 for the third quarter of 2006, compared to $1.7 million for the third quarter of last year The Company recorded a net loss for the third quarter of 2006 in the amount of $666,000 (or $(.17) per share (diluted)), compared to net income of $209,000 (or $.05 per share (diluted)) for the third quarter of 2005.

For the first nine months of 2006, net sales were $357.1 million, compared to net sales of $318.8 million for the first nine months of 2005. Income from operations was $1.4 million for the first nine months of 2006, compared to $4.4 million for the same period of 2005. For the first nine months of 2006 the Company recorded a net loss of $2.6 million (or $(.66) per share (diluted)) compared to net income of $578,000 (or $.14 per share (diluted)) for the 2005 period.

Bruce M. Goldberg, President and Chief Executive Officer of All American, stated, "While our sales for the third quarter of 2006 were slightly ahead of the same quarter of 2005, we experienced a 7.4% sequential quarterly decline in revenue from sales for the second quarter of 2006 which was the Company's highest quarterly sales level since the first quarter of 2001. The sequential decline in revenue, an increase in interest expense and continuing issues relating to the implementation of our new enterprise resource planning (ERP) system, all combined to have a negative impact on our profitability in the third quarter of 2006.

"We believe that industry growth began to slow slightly in the third quarter of 2006 and will remain soft through the end of 2006 and possibly into the beginning of 2007. Our backlog of customer orders, which was $69 million at December 31, 2004, had increased significantly to $89 million by December 31, 2005 and to $106 million at June 30, 2006. As of October 31, 2006, our backlog decreased to $93 million. In an effort to return to profitability by bringing our inventory and our overhead in line with the now lower level of sales, the Company has recently undertaken measures to reduce inventory and drive down its overall SG&A.

"While it continues to have a material adverse impact on our operations and our results, we are making progress on improving the performance of the ERP system which was placed into service in February of 2006. Much of the expenses incurred in connection with the new ERP system during the first nine months of 2006 are

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non-recurring in nature but are expected to continue for the next few periods.
We also incurred recurring expenses for maintenance and further development expenses of the new system in the first nine months of 2006. We believe that notwithstanding the issues associated with the implementation of the new ERP system, the Company should obtain the expected benefits anticipated at the onset of this project, including improved efficiencies and productivity, enhanced asset management, improved quality control capabilities and expanded customer service capabilities.

"Also having a significant impact on the results for the first nine months of 2006 is a non-recurring accrual for severance pay and certain bad debt adjustments and write-offs."

All American is now recognized as the nation's 4th largest distributor of semiconductors, the 8th largest electronic components distributor overall in the U.S. and the 10th largest global distributor of electronic components. The Company has offices in 36 strategic locations throughout North America, as well as operations in both Asia and Europe.

This press release contains statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1993, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words "expected," "intends, "may," "will," "shall," and similar expressions, to the extent used, are intended to identify the forward-looking statements. In addition, to the extent that this press release discusses future performance, expectations, beliefs or intentions about our sales, gross profit margins, markets, future operating results or investments in the growth of our business or otherwise makes statements about our new ERP system and anticipated future expenses and future impact on operations related to such ERP system, reductions of our inventory and overhead in an effort to return to profitability, the current or future market or industry conditions or trends, such statements are forward-looking statements. All forward-looking statements are subject to a number of risks and uncertainties that could cause actual results, performance or achievements to differ materially from the statements made. Factors that could adversely affect the Company's future results, performance or achievements include, without limitation: the failure of the new ERP system to improve or to be fully and successfully implemented and operational as expected, as well as the ultimate total cost of installing and implementing the ERP system; weakening industry and market conditions more than we expect; a tightening by customers of their inventory levels; a further slowdown in sales or that slowdown being greater than we expect; the continuance of a trend for electronics manufacturing to move offshore; the level of effectiveness of the Company's business and marketing strategies, including those outside North America and particularly in Asia; the level and extent of effectiveness of certain cost cutting measures the Company has recently commenced and anticipates will continue to undertake and the impact of those cost cutting measures on the ability of the Company to grow its sales and/or develop the Europe and Asia markets; insufficient funds generated or available from operations, from the Company's credit facility because of borrowing base, financial covenant or other limitations or otherwise

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and from other sources (debt and/or equity) to support the Company's operations or the inability of the Company to obtain additional financing at all when needed and/or on terms acceptable to the Company; an increase in interest rates, including as a result of further increases in pricing levels under its credit facility and/or interest rate increases by the Federal Reserve Board, and/or an increase in the Company's average outstanding borrowings; failure to satisfy financial and/or other covenants required by the Company's credit facility; failure to obtain necessary amendments to or even possibly restructure the terms of Company's credit facility as a result of defaults or potential defaults thereunder or for other reasons; a reduction in the level of demand for products of its customers including the level of growth of some of the new technologies supported by the Company; deterioration in the relationships with or availability of terms of credit from existing suppliers, particularly one of our largest suppliers; failure to improve or decreases in gross profit margins, including the adverse impact on margins resulting from the implementation of the new ERP system, the Company being required to have aggressive pricing programs, an increasing number of low-margin, large volume transactions, inventory oversupply conditions and/or increases in the costs of goods; problems with telecommunication, computer and information systems; the inability of the Company to expand its product offerings or obtain product during periods of allocation; the impact from changes in accounting rules including the new accounting rules on stock-based compensation; adverse currency fluctuations; the adverse impact of terrorism or the threat of terrorism on the economy; and the other uncertainties, risks and factors including those described in the Company's reports on Forms 10-K, Forms 10-Q, Forms 8-K and other press releases. These risks and uncertainties are beyond the ability of the Company to control. In many cases, the Company cannot predict the risks and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. The Company undertakes no obligation to update publicly or revise any forward-looking statements, business risks and/or uncertainties.

                            (see accompanying table)


                        ALL AMERICAN SEMICONDUCTOR, INC.
           CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in thousands
 except per share amounts)

                                                                Quarters                          Nine Months
Periods Ended September 30                                2006              2005             2006             2005
------------------------------------------------------------------------------------------------------------------

Net Sales                                        $     114,785    $      113,249    $     357,096    $     318,772
                                                 =============    ==============    =============    =============

Income from Operations                           $         994    $        1,690    $       1,354    $       4,438
                                                 =============    ==============    =============    =============

Net Income (Loss)                                $       (666)    $          209    $      (2,634)   $         578
                                                 ============     ==============    =============    =============

Earnings (Loss) Per Share:
  Basic                                               $  (.17)           $   .05          $ (.66)          $   .15
                                                      =======            =======          ======           =======
  Diluted                                             $  (.17)           $   .05          $ (.66)          $   .14
                                                      =======            =======          ======           =======

Average Shares:
  Basic                                              3,998,899         3,933,457        3,986,384        3,924,232
                                                     =========         =========        =========        =========

  Diluted                                            3,998,899         4,111,642        3,986,384        4,114,099
                                                     =========         =========        =========        =========

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CONTACT:
Bruce M. Goldberg, CEO Howard L. Flanders, CFO (305) 621-8282 x1417